UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 6, 2005

Motorola, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-7221 (Commission File Number)	36-1115800 (I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois (Address of Principal Executive Offices)	60196 (Zipcode)

(847) 576-5000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On December 13, 2004, Motorola, Inc. (the “Company”) announced its decision, effective January 1, 2005, to realign its businesses into four operating business groups: (i) Mobile Devices; (ii) Government and Enterprise Mobility Solutions; (iii) Networks, and (iv) Connected Home Solutions.

•	This Form 8-K presents the Company’s 2003 and 2004 segment-level financial information that has been reclassified to reflect the realigned business segments.

•	This realignment has no impact on the Company’s previously-reported historical consolidated GAAP net sales, operating earnings (loss), earnings (loss) from continuing operations, net earnings (loss) or earnings (loss) per share.

Item 2.02 Results of Operation and Financial Condition

The information in this Form 8-K that is furnished under “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Effective January 1, 2005, the Company realigned its businesses to reflect the Company’s strategy to become the world’s preeminent seamless mobility company. This Form 8-K is being filed in order to assist investors in making accurate comparisons of the Company’s historical segment financial information with future segment financial information. Reclassifications have been made to previously-reported quarterly segment financial information for 2004 and annual segment financial information for 2004 and 2003 to conform with the realigned business structure. As a result of the realignment, the Company will now report financial results for the following business segments:

Mobile Devices: To leverage its leadership in multi-mode, multi-band communications technology, the Company has combined its personal communications businesses for economies of scale and consistent experience design. As a result, the new Mobile Devices segment will consist of the following historical functions:

•	The former Personal Communications segment

•	The Energy Systems Group (ESG), formerly included within the Integrated Electronic Systems segment (IESS)

•	Certain corporate research and development programs focused on mobile device products, formerly included within the Other Products segment

Government and Enterprise Mobility Solutions: Building on the success of the Company’s mission-critical voice and data delivery to traditional and emerging customers, the Company has consolidated its market- and solutions-oriented businesses. This new organization will bring our most advanced seamless mobility applications to Fortune 500 class enterprises, governments and automobile manufacturers worldwide. As a result, the Government and Enterprise Mobility Solutions segment will consist of the following historical functions:

•	The former Commercial, Government and Industrial Solutions segment (CGISS)

•	The Automotive Communications and Electronic Systems group (ACES), formerly included within IESS

Networks: The Company has consolidated its network businesses into a single, seamless organization to leverage talent, R&D and operating efficiency. The new Networks business will focus on existing cellular radio access networks, core IP networks, including next generation IMS/softswitch technologies, iDEN infrastructure, telco wireline access, embedded communications and computer platforms. In addition, the business will include a new 802.XX mobile broadband group and an applications management services business. As a result, the Networks segment will consist of the following historical functions:

•	The former Global Telecom Solutions segment (GTSS)

•	The Embedded Communications Computing Group (ECCG), formerly included within IESS

•	The wireline broadband infrastructure business, formerly included within the Broadband Communications segment (BCS)

•	Certain corporate research and development programs focused on alternate networks, formerly included within the Other Products segment

Connected Home Solutions: The Connected Home Solutions business will serve existing and new cable and satellite customers while expanding to deliver home-based products and solutions for the broadband networked home. This business will also manage the Company’s efforts for telecom video solutions. As a result, the Connected Home Solutions segment will consist of the following historical function:

•	The former Broadband Communications segment (BCS), excluding the wireline broadband infrastructure business formerly included within BCS

Other: Other will consist of all remaining historical business functions, including:

•	The remaining portion of the Other Products segment, including various corporate research and development projects and Motorola Credit Corporation, the Company’s wholly-owned finance subsidiary

•	General Corporate, which consists of expenses that are not identifiable with segment activity

Attached hereto as Exhibit 99.1 are adjusted Segment Information tables for the four quarters of 2004 and for the full years of 2004 and 2003 reflecting the new business segments.

Item 9.01 Financial Statements and Exhibits

(c) The following is filed as an Exhibit to this Report.

Exhibit 99.1	Adjusted Segment Information tables for the four quarters of 2004 and for the full years of 2004 and 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: April 6, 2005	By:	/s/ Steven J. Strobel
Steven J. Strobel Senior Vice President and Corporate Controller